Exhibit 14(b)(1)
Certifications Under Section 906
of the Sarbanes-Oxley Act of 2002
I, Joseph O’Connor, President and Principal Executive Officer of the Carlyle AlpInvest Private Markets Fund (the
“Registrant”), and
I, Parker Hooper, Treasurer and Principal Financial Officer of the Registrant,
each certify to the best of their knowledge that:
1.The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2025 (the “Form N-
CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities and Exchange Act
of 1934, as amended; and
2.The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President, Principal Executive Officer	Treasurer, Principal Financial Officer
Carlyle AlpInvest Private Markets Fund	Carlyle AlpInvest Private Markets Fund

/s/Joseph O’Connor, President	/s/ Parker Hooper, Treasurer
Joseph O’Connor	Parker Hooper
Date: May 30, 2025	Date: May 30, 2025
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange
Commission (the “Commission”) or its staff upon request.
This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.